PRICESMART ANNOUNCES FISCAL 2023 SECOND QUARTER OPERATING RESULTS AND PLANS FOR FOURTH WAREHOUSE CLUB IN EL SALVADOR
NET MERCHANDISE SALES GREW 10.3%
COMPARABLE NET MERCHANDISE SALES INCREASED 8.5%
$1.02 EARNINGS PER DILUTED SHARE
$1.25 ADJUSTED EARNINGS PER DILUTED SHARE
San Diego, CA (April 10, 2023) - PriceSmart, Inc. (NASDAQ: PSMT), operator of 50 warehouse clubs in 12 countries and one U.S. territory, today announced results for the fiscal second quarter of 2023, which ended on February 28, 2023.
Comments from Robert E. Price, Interim Chief Executive Officer:
“I want to begin by thanking our management team and all of our over 10,000 PriceSmart employees for their dedication and many contributions to our Company’s progress. Our financial results for the second quarter and first six months of fiscal 2023 have been highlighted by solid sales and earnings growth, improved inventory turns, and a strong balance sheet.

“Our focus continues to be on the basics: inventory flow, in stock position, new products, expenses, sales on PriceSmart.com, improvements to our warehouse club locations, identifying opportunities for new locations, and investing in efficiencies driven by improved processes and technology.

“Speaking to technology, I am pleased to announce that we have engaged Wayne Sadin as a consultant to support our Information Technology function, reporting to our Executive Vice President and Chief of Staff. Wayne will be working with our team in identifying opportunities to continue optimizing and transforming how we deliver on our value proposition and how we leverage technology to drive business process improvement and enhance the Member experience.

“Since December of 2022 I have taken a more active management role, while officially taking on the Interim CEO role in early February. My takeaways from these past few months include my appreciation for the way in which our management team is taking responsibility for their various areas of responsibility. My other main takeaway is how much opportunity we continue to have to grow our business in a healthy way for the long term benefit of our Members, our employees, our shareholders and for the communities in which we do business. For me, personally, I am grateful to be leading a company that does so much for so many people.”

Second Quarter Financial Results
Total revenues for the second quarter of fiscal year 2023 increased 10.0% to $1.14 billion compared to $1.04 billion in the comparable period of the prior year. For the second quarter of fiscal year 2023, net merchandise sales increased 10.3% to $1.12 billion from $1.01 billion in the second quarter of fiscal year 2022. Foreign currency exchange rate fluctuations impacted net merchandise sales negatively by $2.3 million, or 0.2%, versus the same period in the prior year.
The Company had 50 warehouse clubs in operation as of February 28, 2023 compared to 49 warehouse clubs in operation as of February 28, 2022.
Comparable net merchandise sales for the 49 warehouse clubs that have been open for greater than 13 ½ calendar months increased 8.5% for the 13-week period ended March 5, 2023 compared to the comparable 13-week period of the prior year. Foreign currency exchange rate fluctuations impacted comparable net merchandise sales negatively by $1.8 million, or 0.2%, versus the same period in the prior year.
The Company recorded operating income during the fiscal second quarter of $53.8 million compared to operating income of $48.3 million in the prior year period. Net income attributable to PriceSmart decreased 0.6% to $31.3 million, or $1.02 per diluted share, in the second quarter of fiscal year 2023 compared to $31.5 million, or $1.03 per diluted share, in the second quarter of fiscal year 2022.
Adjusted net income for the second quarter of fiscal year 2023 was $38.5 million, or an adjusted $1.25 per diluted share, compared to $31.5 million, or $1.03 per diluted share, in the second quarter of fiscal year 2022.

New Club Growth
PriceSmart has purchased land and plans to open its fourth warehouse club in El Salvador, located in Santa Ana, approximately 40 miles west from the nearest club in the capital of San Salvador. The club will be built on a five-acre property and is anticipated to open in early 2024. Once this new club is open, PriceSmart will operate 54 warehouse clubs.
Note Regarding Non-GAAP (Generally Accepted Accounting Principles) Financial Measures
The foregoing discussion of the Company’s operating results includes references to adjusted net income and adjusted net income per diluted share, which are non-GAAP financial measures. We believe these supplemental measures are useful to investors and analysts because they exclude items that we do not believe are indicative of our core operating performance. These non-GAAP financial measures are defined and reconciled to the most comparable GAAP measures later in this document.
Conference Call Information
PriceSmart management will host a conference call at 12:00 p.m. Eastern time (9:00 a.m. Pacific time) on Tuesday, April 11, 2023, to discuss the financial results. Individuals interested in participating in the conference call may do so by dialing toll free (855) 209-8211 or (412) 317-5214 for international callers and asking to join the PriceSmart earnings call. A digital replay will be available shortly following the conclusion of the call through April 18, 2023 by dialing (877) 344-7529 for domestic callers, or (412) 317-0088 for international callers, and entering replay passcode 6733003.
About PriceSmart
PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Latin America and the Caribbean, selling high quality merchandise and services at low prices to PriceSmart Members. PriceSmart operates 50 warehouse clubs in 12 countries and one U.S. territory (nine in Colombia; eight in Costa Rica; seven in Panama; five in the Dominican Republic and Guatemala, four in Trinidad; three in Honduras; two each in El Salvador, Nicaragua, and Jamaica; and one each in Aruba, Barbados and the United States Virgin Islands). In addition, the Company plans to open two warehouse clubs in El Salvador, one in San Miguel in May 2023 and the other in Santa Ana in early 2024. The Company also plans to open a warehouse club in Medellín, Colombia and Escuintla, Guatemala in 2023. Once these four new clubs are open, the Company will operate 54 warehouse clubs.
This press release may contain forward-looking statements concerning PriceSmart, Inc.'s ("PriceSmart", the "Company" or "we") anticipated future revenues and earnings, adequacy of future cash flows, omni-channel initiatives, proposed warehouse club openings, the Company's performance relative to competitors and related matters. These forward-looking statements include, but are not limited to, statements containing the words "expect," "believe," "will," "may," "should," "project," "estimate," "anticipated," "scheduled," "intend," and like expressions, and the negative thereof. These statements are subject to risks and uncertainties that could cause actual results to differ materially including, but not limited to: various political, economic and compliance risks associated with our international operations, adverse changes in economic conditions in our markets, natural disasters, volatility in currency exchange rates and illiquidity of certain local currencies in our markets, competition, consumer and small business spending patterns, political instability, increased costs associated with the integration of online commerce with our traditional business, whether the Company can successfully execute strategic initiatives, our reliance on third party service providers, including those who support transaction and payment processing, data security and other technology services, cybersecurity breaches that could cause disruptions in our systems or jeopardize the security of Member or business information, cost increases from product and service providers, interruption of supply chains, novel coronavirus (COVID-19) related factors and challenges, exposure to product liability claims and product recalls, recoverability of moneys owed to PriceSmart from governments, risks associated with our leadership transition, and other important factors discussed in the Risk Factors section of the Company's most recent Annual Report on Form 10-K, and other factors discussed from time to time in other filings with the SEC, which are accessible on the SEC's website at www.sec.gov, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Forward-looking statements speak only as of the date that they are made, and the Company does not undertake to update them, except as required by law.
For further information, please contact Michael L. McCleary, EVP, Chief Financial Officer and Principal Accounting Officer (858) 404-8826 or send an email to ir@pricesmart.com.

PRICESMART, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

	Three Months Ended		Six Months Ended
	February 28, 2023	February 28, 2022	February 28, 2023	February 28, 2022
Revenues:
Net merchandise sales	$1,115,999	$1,011,896	$2,141,462	$1,955,939
Export sales	6,882	8,674	17,340	19,208
Membership income	16,176	15,071	32,071	29,862
Other revenue and income	3,132	2,916	6,122	8,904
Total revenues	1,142,189	1,038,557	2,196,995	2,013,913
Operating expenses:
Cost of goods sold:
Net merchandise sales	937,462	853,633	1,796,530	1,646,826
Export sales	6,563	8,215	16,552	18,282
Non-merchandise	—	—	—	1,809
Selling, general and administrative:
Warehouse club and other operations	103,630	93,993	200,522	185,189
General and administrative	32,759	33,951	65,931	65,644
Separation costs associated with Chief Executive Officer departure	7,747	—	7,747	—
Pre-opening expenses	89	130	89	1,100
Loss on disposal of assets	139	313	297	724
Total operating expenses	1,088,389	990,235	2,087,668	1,919,574
Operating income	53,800	48,322	109,327	94,339
Other income (expense):
Interest income	1,942	549	3,099	1,067
Interest expense	(2,814)	(2,438)	(5,563)	(4,028)
Other income (expense), net	(5,344)	(819)	(9,910)	590
Total other expense	(6,216)	(2,708)	(12,374)	(2,371)
Income before provision for income taxes and loss of unconsolidated affiliates	47,584	45,614	96,953	91,968
Provision for income taxes	(16,202)	(14,139)	(32,628)	(29,953)
Loss of unconsolidated affiliates	(35)	(14)	(73)	(24)
Net income	31,347	31,461	64,252	61,991
Less: Net income attributable to noncontrolling interest	—	—	—	(19)
Net income attributable to PriceSmart, Inc.	$31,347	$31,461	$64,252	$61,972
Net income attributable to PriceSmart, Inc. per share available for distribution:
Basic	$1.02	$1.03	$2.07	$2.01
Diluted	$1.02	$1.03	$2.07	$2.01
Shares used in per share computations:
Basic	30,741	30,578	30,727	30,565
Diluted	30,760	30,582	30,740	30,593

PRICESMART, INC.
CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

	February 28, 2023 (Unaudited)	August 31, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$260,927	$237,710
Short-term restricted cash	9,110	3,013
Short-term investments	54,322	11,160
Receivables, net of allowance for doubtful accounts of $54 as of February 28, 2023 and $103 as of August 31, 2022, respectively	16,401	13,391
Merchandise inventories	449,101	464,411
Prepaid expenses and other current assets (includes $41 and $2,761 as of February 28, 2023 and August 31, 2022, respectively, for the fair value of derivative instruments)	46,910	43,894
Total current assets	836,771	773,579
Long-term restricted cash	10,515	10,650
Property and equipment, net	774,826	757,241
Operating lease right-of-use assets, net	106,043	111,810
Goodwill	43,185	43,303
Deferred tax assets	27,898	28,355
Other non-current assets (includes $15,994 and $11,884 as of February 28, 2023 and August 31, 2022, respectively, for the fair value of derivative instruments)	76,474	72,928
Investment in unconsolidated affiliates	10,460	10,534
Total Assets	$1,886,172	$1,808,400
LIABILITIES AND EQUITY
Current Liabilities:
Short-term borrowings	$10,133	$10,608
Accounts payable	406,581	408,407
Accrued salaries and benefits	35,340	44,097
Deferred income	32,665	29,228
Income taxes payable	9,587	7,243
Other accrued expenses and other current liabilities (includes $171 and $82 as of February 28, 2023 and August 31, 2022, respectively, for the fair value of derivative instruments)	43,256	38,667
Operating lease liabilities, current portion	7,144	7,491
Dividends payable	14,456	—
Long-term debt, current portion	27,421	33,715
Total current liabilities	586,583	579,456
Deferred tax liability	2,105	2,165
Long-term income taxes payable, net of current portion	4,729	5,215
Long-term operating lease liabilities	113,335	118,496
Long-term debt, net of current portion	126,383	103,556
Other long-term liabilities (includes $9,125 and $8,440 for post-employment plans as of February 28, 2023 and August 31, 2022, respectively)	9,125	8,439
Total Liabilities	842,260	817,327

Stockholders' Equity:
Common stock $0.0001 par value, 45,000,000 shares authorized; 31,869,393 and 31,697,590 shares issued and 31,001,117 and 30,904,826 shares outstanding (net of treasury shares) as of February 28, 2023 and August 31, 2022, respectively	3	3
Additional paid-in capital	492,099	481,406
Accumulated other comprehensive loss	(183,703)	(195,586)
Retained earnings	772,430	736,894
Less: treasury stock at cost, 868,276 shares as of February 28, 2023 and 792,764 shares as of August 31, 2022	(36,917)	(31,644)
Total Stockholders' Equity	1,043,912	991,073
Total Liabilities and Equity	$1,886,172	$1,808,400

Reconciliation of Non-GAAP Financial Measures
The following tables calculate the Company’s adjusted net income and adjusted net income per diluted share, both of which are considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. We define adjusted net income as net income, as reported, adjusted for: separation costs associated with the departure of our former Chief Executive Officer, gain on the sale of our Aeropost subsidiary and the tax impact of the foregoing adjustments on net income. We define adjusted net income per diluted share as adjusted net income divided by the weighted-average diluted shares outstanding. These measures are customary for our industry and commonly used by competitors. These non-GAAP financial measures should not be reviewed in isolation or considered as an alternative to any other performance measure derived in accordance with GAAP. In addition, adjusted net income and adjusted net income per diluted share may not be comparable to similarly titled measures used by other companies in our industry or across different industries.
The adjusted net income and adjusted net income per diluted share metrics are important measures used by management to compare the performance of core operating results between periods. We believe adjusted net income and adjusted net income per diluted share are useful metrics to investors and analysts because they present more accurate year-over-year comparisons for our net income and net income per diluted share by excluding items are not the result of our normal operations.
The following table shows the Company’s reconciliation of net income to adjusted net income and adjusted net income per diluted share for the periods indicated:

	(Unaudited)
	(Amounts in thousands, except per share data)
	Three Months Ended		Six Months Ended
	February 28, 2023	February 28, 2022	February 28, 2023	February 28, 2022
Net income as reported	$31,347	$31,461	$64,252	$61,972
Adjustments:
Separation costs associated with Chief Executive Officer departure (1)	7,747	—	7,747	—
Gain on sale of Aeropost subsidiary (2)	—	—	—	(2,736)
Tax impact of adjustments to net income (3)	(550)	—	(550)	1,280
Adjusted net income	$38,544	$31,461	$71,449	$60,516

Net income per diluted share	$1.02	$1.03	$2.07	$2.01
Separation costs associated with Chief Executive Officer departure (4)	0.23	—	0.23	—
Gain on sale of Aeropost subsidiary (5)	—	—	—	(0.05)
Adjusted net income per diluted share	$1.25	$1.03	$2.30	$1.96
(1)     Reflects $7.7 million of separation costs associated with the departure of our former Chief Executive Officer in February 2023.
(2)     Reflects a gain of $2.7 million associated with the sale of our Aeropost subsidiary on October 1, 2021.
(3)     Reflects the tax effect for the impact of separation costs associated with the departure of our former Chief Executive Officer and the gain on sale of Aeropost subsidiary.
(4)     The separation costs associated with Chief Executive Officer departure, net of tax, reduced net income per diluted share by $0.23 in the second quarter of fiscal 2023.
(5)     The gain from the sale of Aeropost, net of tax, contributed $0.05 to net income per diluted share in the first quarter of fiscal 2022.